Exhibit 16(17)(a)

To vote by Internet:

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone:

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903.
3) Follow the instructions.

To vote by Mail:

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

{THIS IS YOUR BALLOT FORM – PLEASE COMPLETE, SIGN AND RETURN}

NEW ALTERNATIVES FUND, INC.

150 Broadhollow Road

Suite PH2

Melville, New York 11747

Proxy for Special Meeting of Shareholders

October 24, 2014

The undersigned hereby constitutes and appoints Murray D. Rosenblith and David J. Schoenwald, or any of them, with power of substitution and re-substitution, as proxies to appear and vote all of the shares of common stock standing in the name of the undersigned on the record date at the Special Meeting of Shareholders of New Alternatives Fund, Inc. (the “Fund”) to be held at 150 Broadhollow Road, Suite PH2, Melville, NY 11747, on the 24th day of October, 2014 at 9:00 a.m. Eastern time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Prospectus/Proxy Statement dated September 4, 2014.

Every properly signed proxy will be voted in the manner specified below and in the absence of specification, will be treated as granting authority to vote “FOR” the proposal. Please refer to the Prospectus/Proxy Statement discussion of these matters.

NOTE: It has been a custom for many shareholders to include a note with the return of the Proxy Card commenting on our investments or any other matter relevant to the Fund. We read all such notes with great interest and discuss them at the Meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND’S BOARD OF DIRECTORS, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

This proxy will be voted as specified below with respect to the action taken on the following proposal:

Proposal No. 1.

To approve an Agreement and Plan of Reorganization and the transactions contemplated thereby, including (a) the transfer of substantially all of the assets and liabilities of the Fund to a corresponding series of New Alternatives Fund, a Delaware statutory trust (the “Trust”) in exchange for Class A Shares of the Trust; and (b) the distribution of such Class A Shares of the Trust to the shareholders of the Fund according to their respective interests.

FOR                              AGAINST                             ABSTAIN

In their discretion, the proxies are authorized to transact such other business as may properly come before the Meeting or any adjournments thereof.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING
( PERSON(S) WILL ATTEND).

PLEASE DATE AND SIGN NAME OR NAMES TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

Dated 2014

SIGNATURE